                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  APRIL 2, 1998
                             Date of Report (Date of
                            earliest event reported)



                            MEMBERWORKS INCORPORATED
             (Exact name of registrant as specified in its charter)





        DELAWARE                     0-21527                    06-1276882
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                            Identification No.)





680 Washington Blvd.; Suite 1100;
Stamford, Connecticut                                         06901
(Address of principal executive offices)                    (Zip Code)



                                 (203) 324-7635
                         (Registrant's telephone number,
                              including area code)

                            MEMBERWORKS INCORPORATED


Item 2.  Acquisition or disposition of assets.

On April 2, 1998, pursuant to an Agreement and Plan of Reorganization dated as of March 4, 1998, as amended by the First Amendment thereto dated March 10, 1998 (the "Coverdell Reorganization Agreement"), MemberWorks Incorporated, (the "Registrant"), a Delaware Corporation, consummated a merger (the "Coverdell Merger") whereby MW Acquisition Corp., a Georgia corporation and wholly owned subsidiary of the Registrant ("Coverdell Merger Sub"), was merged with and into Coverdell & Company, Inc., a Georgia corporation ("Coverdell"), with Coverdell surviving the Coverdell Merger as a wholly owned subsidiary of the Registrant. Coverdell was a privately-held direct marketer of life, accident and health insurance products to customers of banks, financial institutions and other organizations.

In the Coverdell Merger, which has been accounted for as a purchase for accounting purposes, 732,011 shares of the common stock of Coverdell ("Coverdell Common Stock"), $0.01 par value, issued and outstanding immediately prior to the effective time of the Coverdell Merger (the "Coverdell Effective Time") were exchanged for (i) $3.0 million in cash, financed with the Registrant's internal cash; and (ii) 447,729 shares of common stock of the Registrant (having an aggregate market value of approximately $13.6 million based on the closing price of the Registrant's common stock on April 1, 1998 as quoted on the NASDAQ National Market, of which 12,881 shares are restricted). In addition, each option to purchase shares of Coverdell Common Stock outstanding immediately prior to the Coverdell Effective Time was canceled and, in lieu thereof, the Registrant has issued to each holder of each such canceled option a substitute option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under the canceled option, the same number of shares of Registrant Common Stock as the holder of each such option would have been entitled to receive in the Coverdell Merger had such holder exercised such canceled option in full immediately prior to the Coverdell Effective Time.

The consideration received by holders of Coverdell Common Stock in the Coverdell Merger and the other material terms of the Coverdell Reorganization Agreement and related transaction documents were determined by arms'-length negotiation between the Registrant and Coverdell.


Item 7. Financial statements and exhibits.

(a)  Financial Statements of Coverdell & Company, Inc.:
         Report of Independent Accountants
         Balance Sheet as of December 31, 1997
         Statement of Operations for the year ended December 31, 1997 Statement of Changes in Stockholders' Equity for the year ended December 31, 1997
         Statement of Cash Flows for the year ended December 31, 1997 Notes to Financial Statements

(b)  Pro Forma Financial Information.:
         Unaudited Pro Forma Consolidated Condensed Balance Sheet as of December 31, 1997
         Unaudited Pro Forma Consolidated Condensed Statement of Operations for the six months ended December 31, 1997
         Unaudited Pro Forma Consolidated Condensed Statement of Operations for the year ended June 30, 1997
         Notes to Unaudited Pro Forma Consolidated Condensed Financial
         Statements

(c)  Exhibits.

2.1* Agreement and Plan of Reorganization By and Among MemberWorks Incorporated, MW Acquisition Corp., Coverdell & Company, Inc. and Certain Stockholders of Coverdell & Company, Inc. Dated as of March 4, 1998.

2.2* First Amendment to Agreement and Plan of Reorganization By and Among MemberWorks Incorporated, MW Acquisition Corp., Coverdell & Company, Inc. and Certain Stockholders of Coverdell & Company, Inc. Dated as of March 10, 1998.

23.1 Consent of Coopers & Lybrand L.L.P.

* Previously filed with the Commission with initial Form 8-K on April 17, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      MEMBERWORKS INCORPORATED
                                      (Registrant)


Date: June 17, 1998                   By:    /s/ Gary A. Johnson
                                            ------------------------------
                                            Gary A. Johnson, President,
                                            Chief Executive Officer and Director

COVERDELL & COMPANY, INC.
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1997
WITH REPORT OF INDEPENDENT ACCOUNTANTS

Coverdell & Company, Inc.
Table of Contents

                                                              Page
Financial Statements:

Report of Independent Accountants                               1

Balance Sheet as of December 31, 1997                           2

Statement of Operations                                         3
         for the year ended December 31, 1997
Statement of Changes in Stockholders' Equity                    4
         for the year ended December 31, 1997
Statement of Cash Flows                                         5
         for the year ended December 31, 1997
Notes to Financial Statements                                6-11

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Coverdell & Company, Inc.

We have audited the accompanying balance sheet of Coverdell & Company, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence for the supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coverdell & Company, Inc. as of December 31, 1997, and the result of its operations and cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand, L.L.P.
-----------------------------
Atlanta, Georgia
February 13, 1998

COVERDELL & COMPANY, INC.
BALANCE SHEET as of December 31, 1997

ASSETS
Current assets:
   Cash                                                            $ 2,324,582
   Short-term investments                                               49,000
   Accounts receivable                                                 909,493
   Income taxes receivable                                              32,906
   Prepaid marketing expenses                                          316,029
   Membership solicitation costs                                     1,347,210
                                                                   -----------
         Total current assets                                        4,979,220
Furniture and equipment, net of accumulated depreciation               438,015
Notes receivable from officers                                         890,531
                                                                   -----------
         Total assets                                              $ 6,307,766
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                           $   944,105
   Net remittances due to carriers and clients                       3,376,743
   Deferred income taxes                                                80,019
                                                                   -----------
         Total current liabilities                                   4,400,867
Deferred income taxes                                                   46,979
                                                                   -----------
         Total liabilities                                           4,447,846
                                                                   -----------
Commitments and contingencies (Notes 3 and 10)

Stockholders' equity:
Class A common stock, par value $0.01 per share,
   authorized 10,000,000 shares; issued and outstanding
   762,719 shares                                                        7,627
Class B common stock, par value $2 per share,
   authorized 2 shares, no issued or outstanding shares                   --
Preferred stock, par value $1.00 per share, authorized
   5,000,000 shares, no issued or outstanding shares                      --
Additional paid-in capital                                           1,144,981
Retained earnings                                                      997,011
Less: Note receivable from ESOP                                       (215,067)
         Treasury stock at cost, 30,708 shares                         (57,987)
         Notes receivable from officers for sale of
         common stock shares                                           (16,645)
                                                                   -----------
         Total stockholders' equity                                  1,859,920
                                                                   -----------
         Total liabilities and stockholders' equity                $ 6,307,766
                                                                   ===========

The accompanying notes are an integral part of these financial statements.

COVERDELL & COMPANY, INC.
STATEMENT OF OPERATIONS for the year ended December 31, 1997

Revenues                                                             13,973,604

Expenses:
         Operating                                                    5,957,355
         Production                                                   1,265,100
         Solicitation                                                 7,406,795
                                                                   ------------
                                                                     14,629,250
                                                                   ------------

         Loss from operations                                          (655,646)

Other income (expense):
         Interest expense                                               (19,531)
         Gain on sale of land and building                              143,533
   Other income                                                         192,444
                                                                   ------------
                  Loss before income tax                               (339,200)

Income tax benefit                                                      145,326
                                                                   ------------
                  Net loss                                         $   (193,874)
                                                                   ============

The accompanying notes are an integral part of these financial statements

COVERDELL & COMPANY, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY for the year ended December 31, 1997

                                      Class A       Class A     Preferred
                                      Shares        Amount       Stock
                                     ---------    ---------     ---------
Balance as of December 31, 1996       688,473       $6,885        --

Net loss
Reduction in note receivable
   from ESOP
Common stock issued                    74,246          742
                                      -------       ------       -----
Balance as of December 31, 1997       762,719       $7,627        --
                                      =======       ======       =====

                                       Additional
                                        Paid-In           Retained        Treasury
                                        Capital           Earnings         Stock
                                      -----------        ----------       --------
Balance as of December 31, 1996       $   677,973        $1,190,885       $(57,987)

Net loss                                                   (193,874)
Reduction in note receivable
   from ESOP
Common stock issued                       467,008
                                      -----------        ----------       --------
Balance as of December 31, 1997       $ 1,144,981        $  997,011       $(57,987)
                                      ===========        ==========       ========

                                       Note            Note
                                       Receivable      Receivable
                                       From            From
                                       ESOP            Officers          Total
                                      ---------        --------        ----------
Balance as of December 31, 1996       $(295,130)       $(16,645)       $1,505,981

Net loss                                                                 (193,874)
Reduction in note receivable
   from ESOP                             80,063                            80,063
Common stock issued                                                       467,750
                                      ---------        --------        ----------
Balance as of December 31, 1997       $(215,067)       $(16,645)       $1,859,920
                                      =========        ========        ==========


The accompanying notes are an integral part of these financial statements.

COVERDELL & COMPANY
STATEMENT OF CASH FLOWS
for the year ended December 31, 1997

Cash flows from operating activities:
         Net loss                                                                       $  (193,874)
         Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation expense                                                             159,070
           Gain on sale of land and building                                               (143,533)
           Issuance of common stock in exchange for reduction in
                  long-term incentive                                                       467,500
           Change in deferred income taxes                                                  (91,412)
           Changes in assets and liabilities:
                 Increase in accounts receivables                                           (32,125)
                 Increase in prepaid marketing expenses and
                     membership solicitation costs                                       (1,475,222)
                 Increase in accounts payable and accrued expenses                          588,275
                 Decrease in income taxes payable                                            64,583
                 Increase in net remittances due to carriers and clients                    413,409
                                                                                        -----------
                      Net cash used in operating activities                                (243,329)
                                                                                        -----------
     Cash flows from investing activities:
         Sale of short-term investments                                                   1,020,848
         Capital expenditures                                                              (328,100)
                                                                                        -----------

                      Net cash provided by investing activities                             692,748
                                                                                        -----------
     Cash flows from financing activities:
         Note receivable from ESOP                                                           80,063
         Repayments of long-term debt                                                      (604,254)
         Increase in notes receivable from officers                                        (501,775)
         Proceeds from sale of land and building                                            685,407
                                                                                        -----------
                      Net cash used in financing activities                                (340,559)
                                                                                        -----------
Net increase in cash                                                                        108,860

Cash at beginning of year                                                                 2,215,722
                                                                                        -----------
Cash at end of year                                                                     $ 2,324,582
                                                                                        ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
        Interest                                                                        $    19,531
                                                                                        ===========
        Income taxes refunded                                                           $  (118,501)
                                                                                        ===========


The accompanying notes are an integral part of these financial statements.

COVERDELL & COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS

1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

         The Company markets a varied line of insurance, annuity and other financial products and membership services to the customers of banks, financial institutions and other organizations. The Company also provides administrative services related to the issuance of these products. These products and services are marketed primarily through direct mail and telemarketing.

         The Company provides marketing services to banks for the marketing of credit cards to fraternity groups.

         PREPAID MARKETING EXPENSES

         Prepaid marketing expenses relate to direct response marketing programs for certain insurance and credit card programs, which are borne entirely by the Company, primarily costs of printing brochures and telemarketing. The Company amortizes these costs over the period of the marketing campaign, normally twelve months following the month of marketing.

         MEMBERSHIP FEES AND MEMBERSHIP SOLICITATION COSTS

         Membership fees are recognized monthly as received. Membership solicitation costs are deferred and amortized to operations on a straight-line basis over twelve months. These costs, which relate directly to membership solicitations are considered direct response advertising and include mailings, solicitation kits, and telemarketing. Substantially all of these costs are incurred for services performed by outside sources. It is expected that membership fees over the life of each program will exceed the membership solicitation costs of obtaining new members; however, if they did not, an appropriate adjustment would be made to the extent of any impairment.

         FURNITURE AND EQUIPMENT

         Furniture and equipment is recorded at cost. Depreciation is determined over the estimated useful lives of the furniture and equipment using principally the double declining balance and straight-line methods.

         Equipment recorded under capital leases is amortized on a basis consistent with other fixed assets over the estimated useful lives of the equipment. Capitalized software costs are amortized on the straight-line method over three years.

         Maintenance and repairs are charged to expense when incurred and major improvements are capitalized. Gain or loss on the retirement of furniture and equipment is recognized in the statement of operations when incurred.

1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         COMMISSIONS INCOME

         Commissions income on sales of insurance policies is recognized as related policy premiums are collected.

         PRODUCTION FEES AND EXPENSES

         Pursuant to agreements with several of the Company's carriers and clients, the Company provides services related to program design, production and mail solicitation which are recoverable from the carriers and clients. Production fee revenues and expenses are recorded as provided and incurred.

         INCOME TAXES

         The Company provides income tax expense in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       RESTRICTED CASH AND SHORT-TERM INVESTMENTS:

         Cash balances totaling $1,175,817 at December 31, 1997 are held in fiduciary accounts and are restricted to the payment of premiums included in net remittances due to carriers and clients. At December 31, 1997, net remittances due carriers exceeded restricted cash by $1,709,000.

         Short-term investments at December 31, 1997 consist of a certificate of deposit held by the Arizona State Department of Insurance.

3.       LEASE COMMITMENTS:

         Lease commitments are primarily for office space and equipment under noncancelable operating lease agreements which expire at various dates through 2002. Rental expense amounted to approximately $80,000 in 1997. The approximate minimum rental commitments under noncancelable leases at December 31, 1997 are as follows:

                 1998                                        $    206,126
                 1999                                        $    205,380
                 2000                                        $    205,380
                 2001                                        $    205,380
                 2002                                        $    154,035

4.       FURNITURE AND EQUIPMENT:

         Furniture and equipment is comprised as follows at December 31, 1997:

         Furniture and equipment                              $   967,585
              Less: accumulated depreciation                     (529,570)
                                                              -----------
              Furniture and equipment, net                    $   438,015
                                                              ===========

         In May 1997, the Company sold all of its land, land improvements and building for cash, resulting in a gain of $143,533. Proceeds from the sale were used to settle all outstanding mortgage debt.

5.       INCOME TAXES:

         A summary of the benefit for income taxes consists of the following for the year ended December 31, 1997:

              Current benefit                                 $   (53,914)
              Deferred benefit                                    (91,412)
                                                              -----------

                                                              $  (145,326)
                                                              ===========

         The actual consolidated benefit for income taxes differs from the amount computed using the Federal statutory income tax rate of 34% as shown below for the year ended December 31, 1997:

         Benefit at statutory Federal income
              tax rate of 34%                                          $  (115,328)
         State income taxes, net of federal effect                         (13,434)
         Revision to prior year estimates                                  (21,008)
         Other                                                               4,444
                                                                       -----------
                                                                       $  (145,326)
                                                                       ===========

         Tax effects of temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and liabilities are as follows at December 31, 1997:

                  Deferred marketing costs                              $ (595,103)
                  Net operating loss carryforwards                         515,084
                                                                       -----------
                  Current deferred tax liability                           (80,019)
                                                                       -----------
                  Compensation related                                    (332,322)
                  Book versus tax basis of depreciable assets               (9,584)
                  Net operating loss carryforwards                         294,927
                                                                       -----------
                  Noncurrent deferred tax liability                        (46,979)
                                                                       -----------
                                                                        $ (126,998)
                                                                       ===========

         At December 31, 1997, the Company had a Federal income tax net operating loss carryforward of $2,000,000 expiring in 2012.

6.       LONG-TERM DEBT:

         Long-term debt consisting of mortgage debt secured by real estate was paid in full upon sale of the real estate.

         The Company has a $1,500,000 bank line of credit bearing interest at the prime rate. The Company's accounts receivable, intangible assets and furniture and equipment are collateral to the line. This line of credit is personally guaranteed by the major stockholder of the Company. Also, the Company is required to maintain and comply with certain financial ratios and covenants. There were no borrowings against the line at December 31, 1997.

         Included in the line of credit are requirements for maintenance of minimum net worth to total liabilities, minimum funded debt to cash flow as well as a limit on capitalized marketing expense. Also, the Company is required to maintain a minimum level of accounts receivable. The Company has remained in compliance with these requirements.

7.       NOTES RECEIVABLE FROM OFFICERS:

         Notes receivable from officers for sale of common stock shares, in the amount of $16,645 bears interest at a rate of 6.35% and is collateralized by 9,247 issued shares under a pledge agreement. The principal balance and accrued interest is due December 31, 1998.

         Notes receivable from officers, approximately $890,000 at December 31, 1997, bear no interest and are due on December 31, 1999.

8.       EMPLOYEE BENEFIT PLANS:

         The Company has a 401(k) employee benefit plan. All full-time employees of Coverdell & Company, Inc. over the age of 18 with more than six months of service are eligible. The Company, at its discretion, can match employees' contributions up to 6% of compensation. The plan has a five-year vesting schedule. The Company did not contribute to the plan in 1997.

         The Company has an Employee Stock Ownership Plan (ESOP). The Company may, at its discretion, contribute a variable amount to the ESOP. In 1997, the Company contributed $80,000 to the ESOP. Approximately $112,000 has been accrued by the Company as of December 31, 1997, and it is anticipated that this contribution will be made in 1998. Employees do not contribute to the ESOP. Shares of the Company are held by the ESOP and allocated to the employees' individual accounts as those shares vest.

9.       RELATED PARTY TRANSACTIONS:

         During 1997, the Company paid fees to its major shareholder of $184,500 for his guarantee on long-term debt and the line of credit and for use of his state insurance licenses in a number of states.

10.      LONG-TERM INCENTIVE PLAN:

         The Company maintains a long-term incentive compensation plan for certain key executives. The Plan provides the opportunity for the executives to earn "Additional Compensation" based on increases in the value of the Company, as determined by an agreed-upon formula. Any Additional Compensation under the Plan becomes payable only upon the occurrence of specified events: (1) the death of the employee; (2) the total disability of the employee; (3) termination of the employee (voluntary or involuntary without cause); or (4) upon the sale or substantial change in ownership of the Company. The payment of any amounts under the Plan is contingent upon future cash flows to the Company and the performance of consulting services during time periods approximating the scheduled payout period under the Plan. The Company maintains insurance on the executives sufficient to substantially fund potential future payments under the Plan in the event of death or disability.

         During 1997, senior management agreed to exchange $1,000,000 of long-term incentive and 74,246 Class A common shares available under the Company's stock option plan for 74,246 shares of newly issued Class A common stock. The Company recognized a charge for compensation expense for the fair value of the stock issued as determined by an independent appraiser in the amount of $467,500.

         At December 31, 1997, the aggregate amount that could become payable in the future upon the occurrence of the specified events is approximately $2,400,000.

11.      STOCK OPTIONS:

         Prior to 1995, the Company granted stock options to certain senior executives for the purchase of an aggregate of 202,388 shares of its common stock. After the exchange of 74,246 shares under options as part of the reduction in the long-term incentive plan as discussed in Note 10, there were 128,142 shares available for purchase under options at December 31, 1997. The options are exercisable until March 2012 at an exercise price based on the then current value of the Company (as determined by an agreed-upon formula), plus $500,000. No options were exercised in 1997.

12.      COMMON STOCK:

         The Class B Common Stock can only be issued to Paul D. Coverdell, who currently owns or controls 54% of the issued and outstanding Class A Common Stock. The Class B Common Stock provides voting rights sufficient for the current majority shareholders to maintain a minimum 50.1% voting control when combined with the Class A Common Stock. The Class B Common Stock has no dividend or distribution rights other than redemption at par value. The Company has granted Paul D. Coverdell an option to acquire all of the Class B Common Stock at par value.

                            MEMBERWORKS INCORPORATED

        PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

The accompanying unaudited pro forma consolidated condensed financial statements and related notes are presented in accordance with Securities and Exchange Commission (the "Commission") rules and regulations to illustrate the pro forma effect of the acquisition by MemberWorks Incorporated (the "Company" or the "Registrant") of all of the outstanding common stock of Coverdell and Company, Inc. ("Coverdell") under the purchase method of accounting. Coverdell was a privately-held direct marketer of life, accident and health insurance products to customers of banks, financial institutions and other organizations.

The unaudited pro forma consolidated condensed balance sheet is based on the assumption that the acquisition was completed on December 31, 1997. The unaudited pro forma consolidated condensed statement of operations for the six months ended December 31,1997 and the year ended June 30, 1997 is presented as if the acquisition had occurred on July 1, 1996.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have occurred had the transaction been effective on July 1, 1996 or as of December 31, 1997, and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the notes thereto; the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K, with respect to the fiscal year ended June 30, 1997, the Company's quarterly reports on Form 10-Q, with respect to the quarters ended September 30, 1997 and December 31, 1997, which have been previously filed with the Commission; and the audited financial statements and related notes of Coverdell for the year ended December 31, 1997 included in Item 7(a) of this form 8-K.

                            MEMBERWORKS INCORPORATED

           PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                 Pro Forma
                                              MemberWorks      Coverdell        Acquisition              Pro Forma
                                               Historical    Pre-acquisition    Adjustments               Combined
                                              -----------    ---------------   ---------------           ---------
                 ASSETS
Current assets:
     Cash and cash equivalents                 $  41,073        $   2,325        $  (6,436)(a,b,c)       $  36,962
     Accounts receivable                           4,998            1,833             (891)    (b)           5,940
     Prepaid membership materials                  1,955             --               --                     1,955
     Prepaid expenses                                675              365             --                     1,040
     Membership solicitation
         and other deferred costs                 37,923            1,347             --                    39,270
                                               ---------        ---------        ---------               ---------
                    Total current assets          86,624            5,870           (7,327)                 85,167
Fixed assets, net                                  7,367              438             --                     7,805
Intangible assets                                   --               --             19,961 (a,b,c)          19,961
Other assets                                         299             --               --                       299
                                               ---------        ---------        ---------               ---------
                                               $  94,290        $   6,308        $  12,634               $ 113,232
                                               =========        =========        =========               =========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current maturities of
         long-term obligations                 $     673        $    --          $    --                 $     673
     Accounts payable                             14,186            3,977             --                    18,163
     Accrued liabilities                          17,300              471             --     (a,c)          17,771
     Deferred membership fees                     48,637             --               --                    48,637
                                               ---------        ---------        ---------               ---------
         Total current liabilities                80,796            4,448             --                    85,244
Long-term obligations                                141             --               --                       141
                                               ---------        ---------        ---------               ---------
                    Total liabilities             80,937            4,448             --                    85,385
                                               ---------        ---------        ---------               ---------

Shareholders' equity:
     Common stock                                    150                8               (4)  (a,c)             154
     Capital in excess of par value               59,707              912           13,578 (a,b,c)          74,197
     Deferred compensation                        (1,212)            --               --                    (1,212)
     Retained earnings
         (accumulated deficit)                   (42,338)             997             (997)  (a,c)         (42,338)
     Treasury stock                               (2,954)             (57)              57   (a,c)          (2,954)
                                               ---------        ---------        ---------               ---------
         Total shareholders' equity               13,353            1,860           12,634                  27,847
                                               ---------        ---------        ---------               ---------
                                               $  94,290        $   6,308        $  12,634               $ 113,232
                                               =========        =========        =========               =========


 See notes to pro forma consolidated condensed financial statements (unaudited).

                            MEMBERWORKS INCORPORATED

      PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              Pro Forma
                                           MemberWorks       Coverdell       Acquisition        Pro Forma
                                            Historical    Pre-acquisition    Adjustments         Combined
                                           -----------    ---------------    -----------        ---------
Revenues from membership fees                $ 51,870        $  6,698        $   --             $ 58,568

Expenses:
     Operating                                 10,846           1,001            --               11,847
     Marketing                                 30,908           3,909            --               34,817
     General and administrative                10,123           2,341            (467)(d)         11,997
     Amortization of intangible assets           --              --               586 (e)            586
     Other (income) expense                      (827)           (107)            176 (f)           (758)
                                             --------        --------        --------           --------
Total expenses                                 51,050           7,144             295             58,489
                                             --------        --------        --------           --------
Income (loss) before income taxes                 820            (446)           (295)                79
Provision (benefit) for income taxes             --              (192)            192 (g)           --
                                             --------        --------        --------           --------
Net income (loss)                            $    820        $   (254)       $   (487)          $     79
                                             ========        ========        ========           ========
Earnings per share (h):
          Basic                              $   0.06                                           $   0.00
                                             ========                                           ========
          Diluted                            $   0.05                                           $   0.00
                                             ========                                           ========
Shares used in EPS calculations:
          Basic                                14,728                                             15,176
                                             ========                                           ========
          Diluted                              16,179                                             16,627
                                             ========                                           ========


 See notes to pro forma consolidated condensed financial statements (unaudited).

                            MEMBERWORKS INCORPORATED

      PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              Pro Forma
                                           MemberWorks       Coverdell       Acquisition     Pro Forma
                                            Historical    Pre-acquisition    Adjustments      Combined
                                           -----------    ---------------    -----------     ---------
Revenues from membership fees                $ 79,174        $ 11,230        $   --          $ 90,404

Expenses:
     Operating                                 16,762           1,493            --            18,255
     Marketing                                 50,904           6,792            --            57,696
     General and administrative                16,296           3,178            (150) (d)     19,324
     Amortization of intangible assets           --              --             1,172  (e)      1,172
     Other (income) expense                      (930)           (314)            352  (f)       (892)
                                             --------        --------        --------        --------
Total expenses                                 83,032          11,149           1,374          95,555
                                             --------        --------        --------        --------
Income (loss) before income taxes              (3,858)             81          (1,374)         (5,151)
Provision (benefit) for income taxes             --                38             (38) (g)       --
                                             --------        --------        --------        --------
Net income (loss)                            $ (3,858)       $     43        $ (1,336)       $ (5,151)
                                             ========        ========        ========        ========
Earnings per share (h):
          Basic & Diluted                    $  (0.35)                                       $  (0.43)
                                             ========                                        ========
Shares used in EPS calculations:
          Basic & Diluted                      13,901                                          14,349
                                             ========                                        ========


 See notes to pro forma consolidated condensed financial statements (unaudited).

                            MEMBERWORKS INCORPORATED

   NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1.  BASIS OF PRESENTATION

The unaudited pro forma consolidated condensed balance sheet is based on the Company's unaudited balance sheet as of December 31, 1997 and Coverdell's audited balance sheet as of December 31, 1997, and upon the adjustments described below. The unaudited pro forma consolidated condensed statement of operations for the six months ended December 31, 1997 is based on the Company's unaudited statement of operations for the six months ended December 31, 1997, Coverdell's unaudited statement of operations for the six months ended December 31, 1997, and upon the adjustments described below. The unaudited pro forma consolidated condensed statement of operations for the year ended June 30, 1997 is based on the Company's statement of operations for the year ended June 30, 1997, Coverdell's unaudited statement of operations for the year ended June 30, 1997, and upon the adjustments described below.



NOTE 2.  PRO FORMA ADJUSTMENTS

The following adjustments have been made to the unaudited pro forma consolidated condensed balance sheet at December 31, 1997 (in thousands):

                                                                                                      Total
                                    Pro Forma             Pro Forma            Pro Forma            Pro Forma
                                  Adjustment (a)        Adjustment (b)       Adjustment (c)         Adjustments
                                 ----------------      ----------------     -----------------     ---------------
Cash and cash equivalents           $ (4,797)              $(1,733)             $    94               $(6,436)
Accounts receivable                       --                  (891)                  --                  (891)
Intangible assets                     19,541                 2,641               (2,221)               19,961
Accrued liabilities                      250                    --                 (250)                   --
Shareholders' equity                  14,494                    17               (1,877)               12,634


(a) Represents the fair market value of common stock, stock options exchanged and cash consideration and related acquisition costs for the purchase of Coverdell & Company, Inc. of approximately $19,541.

(b) Represents recognition of and net cash consideration paid to satisfy the management incentive plan obligation due to Coverdell & Company senior management upon change in control of Coverdell.

(c) Represents elimination of Coverdell's equity accounts and other insignificant adjustments to assets and liabilities assumed.

                            MEMBERWORKS INCORPORATED

   NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


NOTE 2.  PRO FORMA ADJUSTMENTS (CONTINUED)

The following adjustments have been made to the unaudited pro forma consolidated condensed statements of operations for the six month period ended December 31, 1997 and the year ended June 30, 1997:

(d) Reduction of general and administrative expenses represents elimination of expenses accrued related to the Coverdell management incentive plan which would not have occurred had the acquisition been consummated as of July 1, 1996.

(e) Amortization of identifiable intangible assets and goodwill as a result of the purchase of Coverdell. These intangible assets are primarily amortized over a twenty year period on a straight-line basis.

(f) The adjustment to other (income) expense eliminates interest income on the cash paid in conjunction with the acquisition (consideration and acquisition costs) and the related payment of the Coverdell management incentive obligation.

(g) Tax provision (benefit) has been adjusted to reflect the net operating loss position of the combined entity.

(h) Shares used in earnings per share calculations have been adjusted to assume common stock issued in the transaction was outstanding from July 1, 1996.